Exhibit 10.7

Harbin Zhonghelia Education Technology Company Limited
Employment Contract
Comany (Party A): Harbin Zhonghelida Education Technology Company Limited
Address and zip code: No.58 Henshan Road, Nangang District, Harbin City,150090
Employee (Party B): Liansheng Zhang
Address and zip code: No.389 Xufu Road, Nangang District, Harbin City, PRC
ID Card: 230103194012111310

Liansheng Zhang (party B) is employed by the company (party A) because of management need. Both Party A and B signs the contract based on the principle of fair and willing according to the regulation on The Management System of Enterprise of Harbin Zhonghelida Education Technology Company Limited, which stipulated the rights and obligation for both party to perform.

I. Contract period
1.	This contract takes effect from the date of February 21, 2006 and adopts the second term of the following agreed by both party.
	(1)		Non-fixed termination period (namely a long-term agreement, to amend, terminate, according to Clause 9 of the contract).
	(2)		The validity period of this contract is 5 years, which is expired February 21, 2011.
	(3)	The validity period is terminated upon the task	is fulfilled.
2.	New employees has months probation period.
3.	Both A and B retains one copy of this contract which has the same legal effect.

II. Position
1.	Party A employs Party B to undertake the position of Consultant for development.
2.	Party B must fulfill the task assigned by Party A.

III. Working time
Party A arranges employees to work for six days a week.

IV. Vacation
1.	Party B has the right to take a holidays and vocations stipulated by the nation.
2.
Party B has the right to take the vocations to go home visiting his family, to have a wedding, to give birth a child and to have labor protection for woman employees when they get through the probation period.

V. Salary
1.	In the contract period, Party A pays Party B stipulated on the contract.
	(1)		Payment term: Party A pays Party B salary in the form of RMB monthly.
	(2)		Payment time: Party A pays Party B salary at end of each month. Party A will pay the salary before or delay if payoff date is legal vacation.
2.	Party B will be paid at RMB 3000 per month.
	(1)		Salary amount and adjustment is according to the enterprise salary distribution system instituted by law.
	(2)		Party B will be paid according to his contribution to the company, attendance and behavior which is stipulated in Party A’s Enterprise Salary System.
	(3)		In the contract period, Party A has the right to adjust the Enterprise Salary System according to business activity performance and economic situation.

VI. Labor protection, insurance, and welfare
1.
Party A must observe the national labor security management regulations. Party A must guarantee Party B the safety of working circumstance, and must not enforce Party B to act against related regulations.

2.	Party A should provide B the frock subsidy according to the regulations of the company: 10% at the beginning, 30% in the first year, 30% in the second year, and 30% in the third year.
3.
The standards of pension, medicare, unemployment insurance, and subsidy of traveling, communicating and meal missing will be decided by the GM office meeting based on the business development project and the characters of B’s position.

4.	The September 15 in every year is the commemorative date for becoming public listed company.
5.	The company set down the welfare standard wholly for the grand festivals.

VII. Discipline, rewards and punishment
1.	Party B should be responsible and must observe the relative national laws and regulations and the rules of the company established by Party A.
2.	Party A has the right of requiring Party B to change position or location and work overtime.
3.	Party A has the right of punishing Party B for the behavior without regard to the regulations established by Party A.
4.	Party B must keep the business secrets of Party A.
5.	Party B must take good care of the equipment and any article for use of Party A, and must make amends if any destruction occurs.
6.
As soon as the contract becomes effective, Party B must pay RMB________ for studying and training fund, and sign a studying and training contract. The studying and training fund will be deducted from the salary of Party A every month. The fund can be sent back if B doesn’t make any mistake when he/she leaves his/her position. Party A has the right to capture the fund if Party B reneges on the employment contract.

7.	Party A has the right of dismissing Party B for any serious fault, dereliction of duty and delinquency.
8.
If Party B wants to stop employment contract, he/she must inform Party A in advance. (10 days for the common employee, 15 days for the middle manager, a month for the advanced manager and professional) Party B must hand over all his/her operation, files, technologies, account books and materials and make out handover letters.

9.	Party A has the right of checking, monitoring, examining Party B’s work and rewarding and punishing Party B for his/her performance.

VIII. Continuation, modification and termination
1.	The contract turns invalidation automatically when expiring. It can be continued if Party A and Party B agree to.
2.	The contract can be modified under the transformation of Party A’s operation or Party B’s requirement if Party A and Party B agree to.
3.	Employment contract is terminated if one of the following situations occurred:
(1) Party B is at the age of legal retirement
(2) Party B is died.
(3) Party A is announced to be bankrupt judicially
(4) The termination situation occurred which is written on the employment contract

(5) Party B is approved to study abroad at his own expense or to settle down abroad.
4.	This contract can be released by two parties through friendly negotiation.
5.
Party A or B must notify the other party in 30 days in written before he is going to terminate or continue this contract except for fired by the company because of the unacceptable behavior stipulated on the contract.

IX. Liability for breach
1.	One party must undertake the responsibilities if the party breached the contract and make a loss to the other party. The compensation is made according the result of the breach.
2.
 Party B will be trained by Party A which is regulated in the Training Contract. Some of the terms is therefore needed to be changed in this contract. The Training Contract is the supplement of this contract, one party must compensate the other party if he will not perform the Training Contract without reasonable reasons.

X. Intermediation and arbitration
Tow parties should solve the dispute through friendly negotiation when they are to perform this contract. They can submit the dispute to Labor Dispute Intermediation Committee if they can not reach an agreement through friendly negotiation, or submit the dispute the Labor Arbitration Committee at the location of Party A. They can sue the other party at the court if one party would not accept the result of the arbitration.

XI Other matters need to be specified
1.	New employee must take the following documents:
(1) Original IC Card and copy;
(2) Original education certification or qualifications and copy_
(3) 3.3cm latest picture for 2
(4) Other valid position proof certification and copy
2.	Newly recruited middle managers must submit their primary education certification or the highest title of a technical post qualification to the company.
3.	Newly recruited employee in the department of finance_purchasing, logistics and technology must have the local sponsor to support.

XII.
The terms in this contract, in the performing period, is not in conformity to the new regulations of nation, province and city, will be performed according the new regulation by both party.
This contact takes effect after signed or chopped by two parties.
Party A (Chop): Harbin Zhonghelida Education Technology Company Limited
Legal representative ( Signature) Xiqun Yu
Date February 21 2006
Party B Signature Liansheng Zhang
Date: February 21 2006